Exhibit 99.1
Cognizant Reports First Quarter 2025 Results

•Revenue of $5.1 billion increased 7.5% year-over-year or 8.2% in constant currency1, above the high end of our guidance range
•Operating margin of 16.7% increased 210 basis points year-over-year; Adjusted Operating Margin1 of 15.5% increased 40 basis points year-over-year
•GAAP EPS of $1.34 increased 22% year-over-year; Adjusted EPS of $1.23 increased 10% year-over-year
•Trailing 12-month bookings of $26.7 billion increased 3% year-over-year
•Returned $364 million to shareholders through share repurchases and dividends; Planned return of $1.7 billion for 2025
•2025 constant currency revenue growth guidance is unchanged at 3.5% to 6.0%
•2025 Adjusted Operating Margin guidance is unchanged at 15.5% to 15.7%, expansion of 20 to 40 basis points year-over-year

TEANECK, N.J., April 30, 2025 - Cognizant (Nasdaq: CTSH), one of the world’s leading professional services companies, today announced its first quarter 2025 financial results.

"We started the year on a strong note, delivering revenue and adjusted operating margin ahead of our expectations, reflecting our steadfast focus on the execution of our strategy over the last several years," said Ravi Kumar S, Chief Executive Officer. "The breadth and depth of our portfolio, combined with our deep industry and domain expertise, position us well as a strategic partner for clients in an increasingly complex macroeconomic environment. Today, productivity, cost reduction and resiliency are especially important, and we believe our differentiated AI and platform capabilities are helping clients navigate the near-term uncertainty while embarking on longer-term AI-led transformation."

$ in millions, except per share data	Q1 2025	Q1 2024
Revenue	$5,115	$4,760
Y/Y Change	7.5%	(1.1%)
Y/Y Change CC1	8.2%	(1.2%)
GAAP Operating Margin	16.7%	14.6%
Adjusted Operating Margin[1]	15.5%	15.1%
GAAP Diluted EPS	$1.34	$1.10
Adjusted Diluted EPS[1]	$1.23	$1.12
Our recently completed acquisitions contributed approximately 400 basis points to the 2025 year-over-year revenue growth.
In the first quarter of 2025, our GAAP operating margin was positively impacted by 120 basis points, or $62 million, from the gain on the sale of an office complex in India.
1 Constant currency ("CC") revenue growth, Adjusted Operating Margin, and Adjusted Diluted Earnings Per Share ("Adjusted Diluted EPS") are not measures of financial performance prepared in accordance with GAAP. A full reconciliation of Adjusted Operating Margin guidance to the corresponding GAAP measure on a forward-looking basis cannot be provided without unreasonable efforts. See “About Non-GAAP Financial Measures and Performance Metrics” for more information and a partial reconciliation to the most directly comparable GAAP financial measure at the end of this release.

"Our first quarter performance reflects strong operational rigor in a period of elevated uncertainty. We delivered revenue above the high-end of our guidance and expanded adjusted operating margin by 40 basis points year-over-year. This drove adjusted EPS growth of 10% year-over-year, which was ahead of revenue growth," said Jatin Dalal, Chief Financial Officer. "In 2025, we expect to return about $1.7 billion to shareholders through buybacks and dividends, while preserving flexibility to invest for growth."

Bookings
On a trailing-twelve-month basis, bookings increased 3% year-over-year to $26.7 billion, which represented a book-to-bill of approximately 1.3x. Bookings in the first quarter declined 7% year-over-year. First quarter bookings included four large deals, which are deals with total contract value of $100 million or greater.
Employee Metrics
On a trailing-twelve months basis, Voluntary Attrition - Tech Services was 15.8% in the first quarter of 2025, as compared to 15.9% and 13.1% in the fourth and first quarter of 2024, respectively. Total headcount as of March 31, 2025 was 336,300.
Return of Capital to Shareholders
The Company repurchased 2.3 million shares for $190 million during the first quarter under its share repurchase program. As of March 31, 2025, there was $3.0 billion remaining under the share repurchase authorization. In April 2025, the Company declared a quarterly cash dividend of $0.31 per share for shareholders of record on May 19, 2025. This dividend will be payable on May 28, 2025.

Second Quarter and Full-Year 2025 Guidance2
(all growth rates year-over-year)
•Second quarter revenue is expected to be $5.14 - $5.21 billion, growth of 5.9% to 7.4%, or 5.0% to 6.5% in constant currency.
•Full-year 2025 revenue is expected to be $20.5 - $21.0 billion, growth of 3.9% to 6.4%, or 3.5% to 6.0% in constant currency.
•Full-year 2025 Adjusted Operating Margin3 is expected to be in the range of 15.5% to 15.7%, or 20 to 40 basis points of expansion.
•Full-year 2025 Adjusted Diluted EPS3 is expected to be in the range of $4.98 to $5.14.

2 Guidance as of April 30, 2025
3 A full reconciliation of Adjusted Operating Margin and Adjusted Diluted EPS guidance to the corresponding GAAP measures on a forward-looking basis cannot be provided without unreasonable efforts. See “About Non-GAAP Financial Measures and Performance Metrics” for more information and a partial reconciliation to the most directly comparable GAAP financial measures at the end of this release.

Select Company, Client and Partnership Announcements
Cognizant is building a portfolio of capabilities combined with deep domain expertise to harness and advance an AI-led future. Cognizant’s progress has been accelerated through client agreements, platform enhancements, and partnerships. Recent announcements include:
Client Announcements
•The go-live of an end-to-end technology platform powered by the Veeva Development Cloud with Boehringer Ingelheim, a global biopharmaceutical company. The milestone marks the completion of Phase One of our contract, which was first announced in 2023. Boehringer's "One Medicine Platform," is designed to replace over 20 legacy platforms. The initiative unifies medicinal development processes and data sources into a connected ecosystem, with the aim of enhancing cross-functionality and operational efficiencies.
•An agreement with Citizens Financial Group Inc, a U.S-based financial institution, to launch a Global Capability Center (GCC) in Hyderabad, India, to accelerate innovation and the execution of the bank’s enterprise technology strategy. The center is expected to scale up to 1,000 IT and data and analytics professionals by March 2026.
•An expanded contract with Docusign, the Intelligent Agreement Management (IAM) company, to enhance customer support and drive digital transformation. Cognizant and Docusign are working together to develop innovative IAM solutions that optimize customer service management and streamline agreement processes globally. As part of the agreement, Cognizant will provide comprehensive customer support services for Docusign, including assistance with eSignature, billing inquiries and technical support.
•A new agreement with Travelport, a global technology company that powers bookings for hundreds of thousands of travel suppliers worldwide. The arrangement, which is expected to leverage Cognizant Neuro IT Operations platform, aims to enhance Travelport's global infrastructure, focusing on operational efficiency, reliability, and customer experience to drive modern retailing for Travelport's customers worldwide.
•The renewal of our relationship with KBC Group, a leading Belgian universal multi-channel bank-insurer, through 2027, positioning Cognizant as KBC Group's partner in supporting its IT and business transformation across the entire spectrum of IT services, including application development and maintenance, data services, infrastructure, and quality engineering.
•A strategic agreement with OMRON Corporation, a leading automation company engaged in control equipment, healthcare, social systems, and electronic components. Through this collaboration, Cognizant and OMRON plan to integrate Information Technology (IT) and Operational Technology (OT) in the manufacturing industry. The collaboration includes Cognizant being chosen as the engineering partner for OMRON's Industrial Automation Business (IAB) products.
•The extension of an agreement with Etex, a global leader in sustainable building materials and lightweight construction. The five-year collaboration will involve implementing specific GenAI and chatbot solutions to enhance user experience and automate tasks, ensuring stable and optimized delivery.

Platform Enhancements and Partnerships
•Advancements built on NVIDIA AI aimed at accelerating the cross-industry adoption of AI technology. Cognizant will offer solutions in five key areas: enterprise AI agents, industry-specific large language models (LLMs), digital twins for smart manufacturing, foundational infrastructure for AI, and the capabilities of Cognizant's Neuro® AI platform to integrate NVIDIA AI technology and orchestrate across the enterprise technology stack.
•The launch of an AI-powered dispute management solution in partnership with ServiceNow. This Business Process as a Service (BPaaS) offering is specifically designed for mid-market banks in North America with the goal of streamlining the dispute resolution process and enhancing customer satisfaction.
•A three-year strategic partnership with Upsource by Solutions, a business process outsourcing (BPO) company in Saudi Arabia. Through this alliance, businesses across the region will gain access to Cognizant's advanced Intuitive Operations & Automation (IOA) solutions, including a Gen AI-powered financial suite, automation frameworks, and enhanced operational controls.
•A new collaboration with Elektrobit, an automotive software company, to integrate Elektrobit's Software Development Kit (SDK) for EB corbos AdaptiveCore, Elektrobit's software base for high-performance controllers, into Cognizant's software-defined vehicle (SDV) solution accelerator. This enhanced accelerator aims to help original equipment manufacturers (OEMs) and Tier 1 suppliers create scalable, flexible, and cost-efficient SDV architectures. The goal is to meet customer demands by speeding up the development cycle.

Select Company Recognition, Announcements, and Analyst Ratings
•Announcement of plans to set up a 14-acre Cognizant Immersive Learning Center (CILC) at its Siruseri campus in Chennai, India. The proposed Cognizant Immersive Learning Center, located within the company's Siruseri campus, is expected to be completed in three years. Designed to train 100,000 individuals annually, the center will feature 14,000 seats, smart classrooms, incubator hubs, client experience spaces, design thinking centers, along with residential accommodations and well-being facilities.
•Belcan has been named Supplier of the Year by GE Aerospace. The Supplier of the Year award recognizes the business that exemplifies excellence in all key aspects of a valued supplier, including safety, quality, delivery, innovation, and partnership, and Belcan was selected from among over 250 suppliers.
•The opening of a new Belcan office in Toulouse, France. This strategic expansion enables the company to better support the growing demands of the global aerospace and defense industry, as well as local original equipment manufacturers (OEMs).
•Recognition on Fortune's list of "America's Most Innovative Companies 2025" for the third consecutive year. Fortune and Statista selected America's Most Innovative Companies 2025 based on product innovation, process innovation, and innovation culture.
•The 2025 World's Most Ethical Companies® recognition by Ethisphere, a global leader in defining and advancing the standards of ethical business practices. This prestigious award honors companies that demonstrate a commitment to ethical business practices through robust programs that positively impact employees, communities, and broader stakeholders.

•Recognition as a Leader by Everest Group® in:
◦Application Management Services PEAK Matrix® Assessment, 2025
◦Life and Annuities (L&A) Insurance BPS and Third-Party Administrator (TPA) PEAK Matrix® Assessment, 2025
◦Industry 4.0 Services PEAK Matrix® Assessment, 2025
◦Intelligent Process Automation (IPA) PEAK Matrix® Assessment, 2025
◦Pharmacovigilance (PV) Operations PEAK Matrix® Assessment, 2025
◦Supply Chain Transformation Services for Retail and CPG PEAK Matrix® Assessment, 2025
◦Revenue Cycle Management (RCM) Platforms PEAK Matrix® Assessment, 2025
◦Utilization Management (UM) Operations PEAK Matrix® Assessment, 2025
◦Custom Application Development Services PEAK Matrix® Assessment, 2025
•Market Leader in HFS Horizons:
◦Generative Enterprise Services, 2025 Report
•A Leader in IDC MarketScape:
◦Worldwide Industrial IoT Consulting and Integration Services 2025 Vendor Assessment, doc #US51812824, March 2025
•Leadership in ISG Provider Lens™:
◦Intelligent Automation Services, 2024 – US & EU
◦Sustainability and ESG Services, 2024 – US, EU, & AUS
◦Power & Utilities Industry - Services and Solutions, 2024 – US & EU
◦Manufacturing Industry - Services and Solutions, 2024 – US & EU
◦Salesforce Ecosystem Partners, 2025 – US, UK, & Germany
◦Mainframes - Services and Solutions, 2025
◦Oil and Gas Industry - Services and Solutions, 2024, – US & EU
•Leadership in Avasant’s:
◦Life Sciences Digital Services, 2025
◦High-Tech Industry Digital Services, 2024-2025
◦Tech Enabled Sustainability Services, 2025
•A Leader in NelsonHall NEAT Reports:
◦Property & Casualty (P&C) Operations - Analytics & AI, 2025

Conference Call
Cognizant will host a conference call on April 30, 2025, at 5:00 p.m. (Eastern) to discuss the Company’s first quarter 2025 results. To listen to the conference call, please dial (877) 810-9510 (domestic) or +1 (201) 493-6778 (international) and provide the following conference passcode: “Cognizant Call.”
The conference call will also be available live on the Investor Relations section of the Cognizant website at http://investors.cognizant.com. An earnings supplement will also be available on the Cognizant website at the time of the conference call. For those who cannot access the live broadcast, a replay will be available. To listen to the replay, please dial (877) 660-6853 (domestically) or +1 (201) 612-7415 (internationally) and enter 13752315 beginning two hours after the end of the call until 11:59 p.m. (Eastern) on Wednesday, May 14, 2025. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

About Cognizant
Cognizant (Nasdaq: CTSH) engineers modern businesses. We help our clients modernize technology, reimagine processes and transform experiences so they can stay ahead in our fast-changing world. Together, we’re improving everyday life. See how at www.cognizant.com or @cognizant.

Forward-Looking Statements
This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which is necessarily subject to risks, uncertainties and assumptions as to future events that may not prove to be accurate. These statements include, but are not limited to, express or implied forward-looking statements relating to our strategy, strategic partnerships and collaborations, competitive position and opportunities in the marketplace, investment in and growth of our business, the pace and magnitude of change and client needs related to generative AI, the effectiveness of our recruiting and talent efforts and related costs, labor market trends, the anticipated amount of capital to be returned to shareholders and our anticipated financial performance, matters related to the Belcan acquisition and other statements regarding matters that are not historical facts. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the competitive and rapidly changing nature of the markets we compete in, our ability to successfully use AI-based technologies, the competitive marketplace for talent and its impact on employee recruitment and retention, risks related to our NextGen program and the ultimate benefits of such program, legal, reputational and financial risks resulting from cyberattacks, changes in the regulatory environment, including with respect to immigration, trade and taxes, and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures and Performance Metrics

Non-GAAP Financial Measures
To supplement our financial results presented in accordance with GAAP, this press release includes references to the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: Adjusted Operating Margin, Adjusted Diluted EPS, free cash flow, net cash and constant currency revenue growth. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of our non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.
Our non-GAAP financial measures Adjusted Operating Margin and Adjusted Income from Operations exclude unusual items, such as the gain on sale of property and equipment and NextGen charges. Our non-GAAP financial measure Adjusted Diluted EPS excludes unusual items, such as the gain on sale of property and equipment and NextGen charges, net non-operating foreign currency exchange gains or losses and the tax impact of all the applicable adjustments. The income tax impact of each item excluded from Adjusted Diluted EPS is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred. Free cash flow is defined as cash flows from operating activities plus proceeds from sale of property and equipment, net of purchases of property and equipment. Net cash is defined as cash and cash equivalents and short-term investments less short-term and long-term debt. Constant currency revenue growth is defined as revenues for a given period restated at the comparative period’s foreign currency exchange rates measured against the comparative period's reported revenues.
Management believes providing investors with an operating view consistent with how we manage the Company provides enhanced transparency into our operating results. For our internal management reporting and budgeting purposes, we use various GAAP and non-GAAP financial measures for financial and operational decision-making, to evaluate period-to-period comparisons, to determine portions of the compensation for our executive officers and for making comparisons of our operating results to those of our competitors. Accordingly, we believe that the presentation of our non-GAAP measures, which exclude certain costs, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.
A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and may exclude costs that are recurring such as our net non-operating foreign currency exchange gains or losses. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from our non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

Performance Metrics
Bookings are defined as total contract value (or TCV) of new contracts, including new contract sales as well as renewals and expansions of existing contracts. Bookings can vary significantly quarter to quarter depending in part on the timing of the signing of a small number of large contracts. Our book-to-bill ratio is defined as bookings for the trailing twelve months divided by revenue for the same period. Measuring bookings involves the use of estimates and judgments and there are no independent standards or requirements governing the calculation of bookings. The extent and timing of conversion of bookings to revenues may be impacted by, among other factors, the types of services and solutions sold, contract duration, the pace of client spending, actual volumes of services delivered as compared to the volumes anticipated at the time of sale, and contract modifications, including terminations, over the lifetime of a contract. The majority of our contracts are terminable by the client on short notice often without penalty, and some without notice. We do not update our bookings for subsequent terminations, reductions or foreign currency exchange rate fluctuations. Information regarding our bookings is not comparable to, nor should it be substituted for, an analysis of our reported revenues. However, management believes that it is a key indicator of potential future revenues and provides a useful indicator of the volume of our business over time. Large deals are defined as deals with a total contract value of $100 million or greater.

Investor Relations Contact:	Media Contact:
Tyler Scott	Jeff DeMarrais
VP, Investor Relations	SVP, Corporate Communications
+1 551-220-8246	+1 475-223-2298
Tyler.Scott@cognizant.com	Jeff.DeMarrais@cognizant.com
- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(in millions, except per share data)	Three Months Ended March 31,
	2025	2024
Revenues	$5,115	$4,760
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	3,397	3,146
Selling, general and administrative expenses	791	765
Restructuring charges	—	23
Depreciation and amortization expense	136	131
(Gain) on sale of property and equipment	(62)	—
Income from operations	853	695
Other income (expense), net:
Interest income	30	30
Interest expense	(12)	(11)
Foreign currency exchange gains (losses), net	2	6
Other, net	(1)	2
Total other income (expense), net	19	27
Income before provision for income taxes	872	722
Provision for income taxes	(213)	(179)
Income (loss) from equity method investment	4	3
Net income	$663	$546
Basic earnings per share	$1.34	$1.10
Diluted earnings per share	$1.34	$1.10
Weighted average number of common shares outstanding - Basic	494	497
Dilutive effect of shares issuable under stock-based compensation plans	1	1
Weighted average number of common shares outstanding - Diluted	495	498

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

(in millions, except par values)	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,980	$2,231
Short-term investments	12	12
Trade accounts receivable, net	4,239	4,059
Other current assets	1,314	1,202
Total current assets	7,545	7,504
Property and equipment, net	988	994
Operating lease assets, net	555	552
Goodwill	7,006	6,953
Intangible assets, net	1,555	1,599
Deferred income tax assets, net	1,216	1,248
Long-term investments	94	90
Other noncurrent assets	1,008	1,026
Total assets	$19,967	$19,966
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$326	$340
Deferred revenue	519	450
Short-term debt	33	33
Operating lease liabilities	155	152
Accrued expenses and other current liabilities	2,373	2,610
Total current liabilities	3,406	3,585
Deferred revenue, noncurrent	33	30
Operating lease liabilities, noncurrent	424	420
Deferred income tax liabilities, net	171	154
Long-term debt	567	875
Other noncurrent liabilities	467	494
Total liabilities	5,068	5,558
Stockholders’ equity:
Preferred stock, $0.10 par value, 15 shares authorized, none issued	—	—
Class A common stock, $0.01 par value, 1,000 shares authorized, 493 and 495 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	5	5
Additional paid-in capital	19	13
Retained earnings	15,040	14,686
Accumulated other comprehensive income (loss)	(165)	(296)
Total stockholders’ equity	14,899	14,408
Total liabilities and stockholders’ equity	$19,967	$19,966

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Reconciliations of Non-GAAP Financial Measures
(Unaudited)

(dollars in millions, except per share amounts)	Three Months Ended March 31,		Guidance
	2025	2024	Full Year 2025 (1)
GAAP income from operations	$853	$695
(Gain) on sale of property and equipment(a)	(62)	—
NextGen charges(b)	—	23
Adjusted Income From Operations	$791	$718

GAAP operating margin	16.7%	14.6%
(Gain) on sale of property and equipment	(1.2)	—	(0.3)%
NextGen charges	—	0.5	—%
Adjusted Operating Margin	15.5%	15.1%	15.5% - 15.7%

GAAP diluted earnings per share	$1.34	$1.10
Effect of above adjustments, pre-tax	(0.13)	0.05	$(0.13)
Non-operating foreign currency exchange (gains) losses, pre-tax(c)	—	(0.01)	(c)
Tax effect of above adjustments(d)	0.02	(0.02)	(a) (c)
Adjusted Diluted Earnings Per Share	$1.23	$1.12	$4.98 - $5.14
(1) A full reconciliation of Adjusted Operating Margin and Adjusted Diluted Earnings Per Share guidance to the corresponding GAAP measures on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to unusual items, net non-operating foreign currency exchange gains or losses and the tax effects of these adjustments, and such adjustments may be significant.
Notes:
(a)During the three months ended March 31, 2025, we realized a gain of $62 million on the sale of an office complex in India, which was reported in "(Gain) on sale of property and equipment" on our unaudited consolidated statement of operations. Our guidance anticipates pre-tax charges of approximately $(0.13) per diluted share for the full year 2025. The tax effect of these charges is expected to be approximately $0.02 per diluted share for the full year 2025.
(b)NextGen charges for the three months ended March 31, 2024 include $8 million of employee separation costs, $14 million of facility exit costs and $1 million of third party and other costs. The program concluded on December 31, 2024. The costs related to the NextGen program are reported in "Restructuring charges" in our unaudited consolidated statements of operations.
(c)Non-operating foreign currency exchange gains and losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, are reported in "Foreign currency exchange gains (losses), net" in our unaudited consolidated statements of operations. Non-operating foreign currency exchange gains and losses are subject to high variability and low visibility and therefore cannot be provided on a forward-looking basis without unreasonable efforts.
(d)Presented below are the tax impacts of our non-GAAP adjustment to pre-tax income for the:

(in millions)	Three Months Ended March 31,
	2025	2024
Non-GAAP income tax benefit (expense) related to:
Gain on sale of property and equipment	$(9)	$—
NextGen charges	—	5
Foreign currency exchange gains and losses	(3)	(1)
The effective tax rate related to non-operating foreign currency exchange gains and losses varies depending on the jurisdictions in which such income and expenses are generated and the statutory rates applicable in those jurisdictions. As such, the income tax effect of non-operating foreign currency exchange gains and losses shown in the above table may not appear proportionate to the net pre-tax foreign currency exchange gains and losses reported in our unaudited consolidated statements of operations.

Reconciliations of Net Cash
(Unaudited)

(in millions)	March 31, 2025	December 31, 2024
Cash and unrestricted cash equivalents	$1,980	$2,231
Short-term investments	12	12
Less:
Short-term debt	33	33
Long-term debt	567	875
Net cash	$1,392	$1,335

The above tables serve to reconcile the Non-GAAP financial measures to the most directly comparable GAAP measures. Refer to the “About Non-GAAP Financial Measures and Performance Metrics” section of our press release for further information on the use of these Non-GAAP measures.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Revenue by Business Segment and Geography
(Unaudited)

(dollars in millions)	Three Months Ended March 31, 2025
			Year over Year
	$	% of total	% Change	Constant Currency % Change (a)
Revenues by Segment:
Health Sciences	$1,571	30.7%	10.9%	11.4%
Financial Services	1,462	28.6%	5.6%	6.5%
Products and Resources (b)	1,278	25.0%	12.8%	13.6%
Communications, Media and Technology	804	15.7%	(2.7)%	(1.9)%
Total Revenues (b)	$5,115		7.5%	8.2%
Revenues by Geography:
North America (b)	$3,854	75.3%	9.5%	9.7%
United Kingdom	457	9.0%	0.2%	1.0%
Continental Europe	493	9.6%	2.1%	5.0%
Europe - Total	950	18.6%	1.2%	3.0%
Rest of World	311	6.1%	3.7%	7.1%
Total Revenues (b)	$5,115		7.5%	8.2%

Notes:
(a)Constant currency revenue growth is not a measure of financial performance prepared in accordance with GAAP. See “About Non-GAAP Financial Measures and Performance Metrics” section of our press release for further information.
(b)For the three months ended March 31, 2025, recently completed acquisitions contributed approximately 400 basis points to overall revenue growth, including approximately 1,500 basis points of growth to our Products and Resources segment, primarily in North America.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(in millions)	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$663	$546
Adjustments for non-cash income and expenses	164	181
Changes in operating assets and liabilities, net of effects of businesses acquired	(427)	(632)
Net cash provided by operating activities	400	95
Cash flows from investing activities:
Purchases of property and equipment	(77)	(79)
Proceeds from sale of property and equipment	70	—
Net maturities of investments	—	262
Payments for business combinations, net of cash acquired	—	(421)
Net cash (used in) investing activities	(7)	(238)
Cash flows from financing activities:
Issuance of common stock under stock-based compensation plans	19	20
Repurchases of common stock	(209)	(133)
Net change in term loan borrowings and earnout obligations and and finance leases	(12)	(40)
Repayment of notes outstanding under the revolving credit facility	(300)	—
Dividends paid	(155)	(151)
Net cash (used in) financing activities	(657)	(304)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	13	(39)
(Decrease) in cash, cash equivalents and restricted cash and cash equivalents	(251)	(486)
Cash, cash equivalents and restricted cash and cash equivalents, beginning of period	2,231	2,717
Cash and cash equivalents, end of period	$1,980	$2,231

SUPPLEMENTAL CASH FLOW INFORMATION

(in millions)	Three Months Ended March 31,
Stock Repurchases under Board of Directors' authorized stock repurchase program:	2025	2024
Number of shares repurchased	2.3	1.4

Remaining authorized balance as of March 31, 2025	$3,047

Reconciliation of Free Cash Flow Non-GAAP Financial Measure

(in millions)	Three Months Ended March 31,
	2025	2024
Net cash provided by operating activities	$400	$95
Purchases of property and equipment	(77)	(79)
Proceeds from sale of property and equipment	70	—
Free cash flow	$393	$16